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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 2004, relating to the financial statements and financial statement schedule of Aastrom Biosciences, Inc., which appears in Aastrom Biosciences, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2004.

PriceWaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
December 2, 2004